REVISED

                                          ALLIANCE FUNDING COMPANY
                         by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                            Designated Servicer
                                           SERVICER'S CERTIFICATE

                                                   1997-1

      In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                Lee Servicing Company reports the following
               information pertaining to Series 1997-1 for May 27, 1997, the Remittance date.

                                       Due period ended: May 1, 1997
----------------------------------------------------------------------------------------------------------
                                                     Total Pool            Subpool 1           Subpool 2
                                                   --------------       --------------        ------------
    COLLECTIONS
    ------------------
  1 Total Actual Principal Collections               3,637,359.01         1,002,946.01        2,634,413.00
  2 Total Actual Interest Collections                1,166,388.51           409,901.50          756,487.01
  3 Additional Proceeds                                      0.00                 0.00                0.00
                                                   --------------       --------------        ------------
  4 TOTAL COLLECTIONS:                               4,803,747.52         1,412,847.51        3,390,900.01

  5 Pre-Funding Account Transfers                       21,407.02             5,352.11           16,054.91
  6 Interest Coverage Account Transfer                 188,530.19            69,678.06          118,852.13
                                                   --------------       --------------        ------------
  7 AGGREGATE AMOUNT RECEIVED:                       5,013,684.73         1,487,877.68        3,525,807.05

    MONTHLY ADVANCES
    ------------------
  8 Delinquent Interest Advance                        589,871.47           226,546.82          363,324.65
  9 Compensating Interest                               17,746.17             4,870.58           12,875.59
 10 Amounts Held for Future Distributions                    0.00                 0.00                0.00
 11 Reserve Withdrawal per Sec. 6.14                         0.00                 0.00                0.00
                                                   --------------       --------------        ------------
 12 AVAILABLE REMITTANCE AMOUNT:                     5,621,302.37         1,719,295.08        3,902,007.29

    FEES
    ------------------
 13 Service Fees                                        82,151.99            29,078.07           53,073.92
 14 Expense Account Deposit:                             5,360.34
                                                   --------------
 15 ADJUSTED REMITTANCE AMOUNT:                      5,533,790.04

    REMAINING AMOUNT AVAILABLE:
 16           Adjusted Remittance Amount             5,533,790.04
 17           Insured Payments due                           0.00
              Insurance Account Deposit @ 13 bp
 18              the Ending Principal Balance           23,225.81
 19           Class Remittance Amounts               5,510,564.23
              Non-Recoverable Advances not
 20              Previously Reimbursed                       0.00
                                                   --------------
 21 Total Remaining Amount Available:                        0.00
                                                   ==============

    REIMBURSEMENTS DUE PURSUANT TO SEC. 5.04
 22      Servicing Fee                                       0.00
 23      Monthly Advances and Servicer Advances              0.00
 24      Preference Amount per Sec. 6.06(b)                  0.00
 25      Servicing compensation per Sec. 7.03                0.00
 26      REO Mgmt. & Dispositions per Sec 5.10               0.00
 27      Trustee Advances per Sec 11.01                      0.00
-----------------------------------------------------------------------------------------------------------


                                                Page 1 of 4

                                          ALLIANCE FUNDING COMPANY
                         by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                            Designated Servicer
                                           SERVICER'S CERTIFICATE

                                                   1997-1

      In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                Lee Servicing Company reports the following
               information pertaining to Series 1997-1 for May 27, 1997, the Remittance date.

                                       Due period ended: May 1, 1997
-----------------------------------------------------------------------------------------------------------
                                                       Total               Class A               Lass R
                                                   --------------       --------------        ------------
 28 Loans Outstanding -- BOM                                 2144
 29 Original Loan Balance                          180,945,969.80       180,945,969.80
 30 Pre-Funding Account Balance                     42,186,843.93        42,186,843.93
 31 Initial Overcollateralization                    5,081,917.48         5,081,917.48
 32 Realized Losses, LTD                                     0.00                 0.00
 33 Carryforward Amount                                      0.00                 0.00
                                                   --------------       --------------        ------------
 34 Total Class Principal Balance                  218,050,896.25       218,050,896.25
 35      Pool Factor per Loan Balance                 82.2481681%          82.2481681%
 36      Pool Factor per Class Balance                99.1140438%          99.1140438%
 37 Excess Spread                                            0.00                                     0.00
 38 Additional Principal due Class A                   706,788.72           706,788.72
 39 Interest Remittance @ Pass-Through Rate          1,145,009.48         1,145,009.48

    PRINCIPAL ADDITIONS:
 40         Number (Subpool 1)                                268                  268
 41         Loan transfers from Pre-Funding         15,588,861.57        15,588,861.57
 42         Number (Subpool 2)                                212                  212
 43         Loan transfers from Pre-Funding         26,576,575.34        26,576,575.34
 44         Total Number of loans                             480                  480
 45         Total Loan Transfers from Pre-Funding   42,165,436.91        42,165,436.91

 46         Pre-Funding Account Excess                  21,407.02            21,407.02

    PRINCIPAL REDUCTIONS:
 47         Prepayments - Number                               26                   26
 48         Prepayments - Dollar                     3,491,412.66         3,491,412.66
 49         Net Liquidation Proceeds                         0.00                 0.00
 50         Curtailments                                15,000.00            15,000.00
 51         Normal and Excess Payments                 130,946.35           130,946.35
                                                   --------------       --------------        ------------
 52 Total Principal Remittance                       3,637,359.01         3,637,359.01
 53 Additional Principal Reduction                     706,788.72           706,788.72
                                                   --------------       --------------        ------------
 54 TOTAL REMITTANCE                                 5,510,564.23         5,510,564.23                0.00
                                                   ==============       ==============        ============
 55 Current Month Realized Loss -- Number                       0                 0.00
 56 Current Month Realized Loss -- Dollar                    0.00                 0.00

    CLASS PRINCIPAL BALANCE -- EOM
 57 Loans Outstanding -- EOM                                 2598
 58 Closing Loan Balance                           219,474,047.70       219,474,047.70
 59 Pre-Funding Account Balance                              0.00                 0.00
 60 Additional Principal Reduction, LTD              5,788,706.20         5,788,706.20
 61 Realized Losses, LTD                                     0.00                 0.00
                                                   --------------       --------------
 62 Total Class Principal Balance                  213,685,341.50       213,685,341.50
 63      Pool Factor per Loan Balance                 99.7609308%          99.7609308%
 64      Pool Factor per Class Balance                97.1297007%          97.1297007%
----------------------------------------------------------------------------------------------------------


                                                Page 2 of 4

                                          ALLIANCE FUNDING COMPANY
                         by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                            Designated Servicer
                                           SERVICER'S CERTIFICATE

                                                   1997-1

      In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                Lee Servicing Company reports the following
               information pertaining to Series 1997-1 for May 27, 1997, the Remittance date.

                                       Due period ended: May 1, 1997
-----------------------------------------------------------------------------------------------------------





 65 Weighted Note Rate -- THIS Remittance           10.72034 %
 66 Weighted Note Rate -- NEXT Remittance           10.78250 %

 67 Weighted Average Remaining Term                   308.27

 68 Accrual  Period for Libor Rate                  25-Apr-97     thru      26-May-97
 69 Days in Related Period                              32

 70 Pass-Through Rate                                5.90750%

                                                     TOTAL POOL              SUBPOOL 1           SUBPOOL 2
                                                   ---------------      -------------------   -----------------
 71 Original Pool -- Principal Balance             140,827,927.17            41,875,267.67       98,952,659.50
 72 Original Pool -- Pre-Funding Account            83,661,868.75            33,147,497.60       50,514,371.15
 73 Original Pool -- Initial Overcollateralization   4,489,795.92             1,500,455.31        2,989,340.61
                                                   -----------------------------------------------------------------
 74 Original Pool Total                            220,000,000.00            73,522,309.96      146,477,690.04

 75 Original Pool -- Number of Loans                   1646                      816                  830

    -------------------------------------------------------------------------------------------------------------------------------

    CLASS A OVERCOLLATERALIZATION RECONCILIATION
                                                     Beg.of Month           Current Month              End of Month
                                                   -------------------------------------------------------------------
 76 Additional Principal Reduction, LTD              5,081,917.48               706,788.72               5,788,706.20
 77 Less:  Realized Losses, LTD                              0.00                     0.00                       0.00
                                                   -------------------------------------------------------------------
 78 Overcollateralization of Principal               5,081,917.48               706,788.72               5,788,706.20
                                                   ===================================================================

 79 Base Overcollateralization Required                                                                 12,571,428.57
 80 Required Overcollateralization Amount                                                               12,571,428.57

    CURRENT MONTH SUBORDINATED AMOUNT                Beg.of Month           Current Month              End of Month
                                                   -------------------------------------------------------------------

 81 Original Subordinated Amount                    27,724,489.79              N/A                      27,724,489.79
 82 Less: Cumulative Realized Losses                         0.00                     0.00                       0.00
 83 Plus: Cumulative Additional Proceeds                     0.00                     0.00                       0.00
                                                   -------------------------------------------------------------------
 84 Current Subordinated Amount                     27,724,489.79                     0.00              27,724,489.79
                                                   ===================================================================

    NONRECOVERABLE ADVANCE RECONCILIATION

 85 Beginning of Month                                       0.00
 86 Current Month Unpaid Nonrecoverable Advance              0.00
 87 Less: Current Month Reimbursement                        0.00
                                                   ---------------
 88 End of Month                                             0.00

    RESERVE ACCOUNT RECONCILIATION

 89 Initial Reserve Deposit                          4,200,432.77
 90 Reserve Withdrawal per Sec. 6.14                         0.00
                                                   ---------------
 91 End of Month                                     4,200,432.77
-----------------------------------------------------------------------------------------------------------------------------------


                                                Page 3 of 4

                                          ALLIANCE FUNDING COMPANY
                         by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                            Designated Servicer
                                           SERVICER'S CERTIFICATE

                                                   1997-1

      In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                Lee Servicing Company reports the following
               information pertaining to Series 1997-1 for May 27, 1997, the Remittance date.

                                       Due period ended: May 1, 1997
-----------------------------------------------------------------------------------------------------------

    CLASS FACTORS                                                           TOTAL POOL
                                                                        -------------------
 92 Total Class Principal -- Original Pool                                  220,000,000.00
 93 Interest Remittance Amount                                                1,145,009.48
 94 Interest Rate Factor / 1000                                                   5.204589

 95 Total Principal Collections                                               3,637,359.01
 96 Prefunding Account Excess                                                    21,407.02
 97 Additional Principal Reduction                                              706,788.72
                                                                        -------------------
 98 Principal Remittance Amount                                               4,365,554.75
 99 Principal Payment Factor/1000                                                19.843431
100 Current Month Ending Principal Factor                                       971.297007

101 Prior Month Principal Factor                                                991.140438


-----------------------------------------------------------------------------------------------------------------------------------

                                                Page 4 of 4
